Exhibit 4.1

WELLINGS REAL ESTATE INCOME FUND (THE “FUND”)	Subscription Agreement

1. INVESTMENT

Subscription Amount:	$
Investment Type:	☐ Initial Investment ($50,000 minimum)	☐ Additional Investment ($25,000 minimum)

2. OWNERSHIP TYPE (Select only one.)

Non-Custodial Accounts	Custodial Accounts
☐ Individual	☐ Traditional IRA
☐ Tenants in Common (All parties must sign.)	☐ ROTH IRA
☐ Community Property (All parties must sign.)	☐ SEP IRA
☐ Joint Tenants w/ Rights of Survivorship (All parties must sign.)	☐ KEOGH Plan or 401(k) Plan
☐ Partnership (Authorized signature required.)	☐ Other
☐ Corporate Ownership (Authorized signature required.)
☐ Limited Liability Company (Authorized signature required.)
☐ Estate (Personal representative.)
☐ Qualified Pension Plan (Authorized signature required.)
☐ Trust	Custodian Information
☐ Other
Name of Custodian

Mailing Address

Custodian Tax ID Number

Custodian Account Number

Custodian Telephone Number

3. SUBSCRIBER INFORMATION

A. Investor (Investor/Trustee/Executor/Authorized Signatory/ Information)

First Name	Middle Name	Last Name	Daytime Phone Number
Social Security Number	Date of Birth (MM/DD/YYYY)		E-mail Address
Mailing Address		City	State	Zip Code
Residential Address (Leave blank if Residential and Mailing Address are the same)		City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship and select one below (Required) ☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W8-BEN)

B. Co-Investor (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable.)

First Name	Middle Name	Last Name	Daytime Phone Number
Social Security Number	Date of Birth (MM/DD/YYYY)		E-mail Address
Mailing Address		City	State	Zip Code
Residential Address (Leave blank if Residential and Mailing Address are the same)		City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship and select one below (Required) ☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W8-BEN)

C. Entity Name – Partnership/LLC/Corporation/Trust/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B.)

Entity Name	Tax ID Number	Date of Trust
Entity Type for Tax Classification (Select one. Required)
☐ Retirement Plan	☐ Trust	☐ S-Corp	☐ C-Corp	☐ LLC	☐ Partnership	☐ Other ________________

Please provide the below information for any Beneficial Owner1 of the entity listed above. If there are more than two Beneficial Owners to list, please provide the required information on a separate page or pages and attach such pages to this Subscription Agreement.

First Name	Middle Name	Last Name	Daytime Phone Number
Social Security Number	Date of Birth (MM/DD/YYYY)		E-mail Address
% Ownership
Residential Address (No P.O. Boxes)		City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship and select one below (Required) ☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W8-BEN)
First Name	Middle Name	Last Name	Daytime Phone Number
Social Security Number	Date of Birth (MM/DD/YYYY)		E-mail Address
% Ownership		City	State	Zip Code
Residential Address (No P.O. Boxes)		City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship and select one below (Required) ☐ Resident Alien ☐ Non-Resident Alien (Attach a completed Form W8-BEN)

1 For the purposes of this Subscription Agreement, “Beneficial Owner” means any natural person that owns twenty-five percent (25%) or more of an entity.

D. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.)

(Not available for Louisiana residents. Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary _____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary _____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary _____%

4. BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (Only applicable if working through a broker-dealer/financial advisor.)

Where sales of securities have been made through a broker-dealer, including when an RIA has introduced the sale, this Section 4 must be completed. The Financial Advisor must sign below. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer		Financial Advisor Name
Advisor Mailing Address		City	State	Zip Code
Financial Advisor Number	Branch Number		Telephone Number
E-mail Address			Fax Number

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have a substantive, pre-existing relationship with the Investor, and have reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) have discussed such Investor’s prospective purchase of Shares with such Investor; (iii) have advised such Investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares, and apprised the Investor of the risks of an investment in the Shares as described in the Memorandum (as defined herein); (iv) have delivered the Memorandum and related supplements, if any, to such Investor; (v) have reasonable grounds to believe that the Investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such Investor and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Financial Advisor certifies and agrees that:

“I am not and have not been the subject of a “disqualifying event” as described in Rule 506(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), that would require disclosure in the Memorandum or that would adversely affect the Fund’s reliance on any federal or state securities registration exemption. I agree that I shall promptly notify the Fund and my Broker-Dealer home office if I become the subject of a disqualifying event after the date hereof and through the termination of the offering of Shares.”

The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program, including OFAC compliance.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature(If required by Broker-Dealer)	Date

5. ACCREDITED INVESTOR STATUS

The undersigned hereby certifies that the Investor is an “accredited investor” as such term is defined under Regulation D promulgated under the Securities Act, pursuant to the following representations, and agrees to promptly notify the Fund and the Financial Advisor if the undersigned no longer remains an “accredited investor” as such term is defined under Regulation D promulgated under the Securities Act:

☐	I am an Accredited Investor by virtue of the fact that I meet at least one of the following criteria:

●	I am a natural person whose individual net worth or joint net worth with my spouse or spousal equivalent, at the time of the purchase of the Shares, exceeds One Million Dollars ($1,000,000), excluding consideration of equity in my primary residence and indebtedness thereon up to the estimated fair market value of my primary residence; or

●	I am a natural person who had individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two (2) most recent years or joint income with my spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

●	I am an investment professional in good standing holding the general securities representative license (Series 7), the investment adviser representative license (Series 65), or the private securities offerings representative license (Series 82); or

●	We are a bank as defined in Section 3(a)(2) of the Securities Act of 1933, savings and loan association defined in Section 3(a)(5)(A) of the Securities Act of 1933, insurance company defined in Section 2(a)(13) of the Securities Act of 1933, registered investment company registered under the Investment Company Act of 1940, business development company as defined in Section 2(a)(48) of the Investment Advisers Act of 1940, private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, small business investment company under Section 301(c) or (d) of the Small Business Investment Act of 1958, or rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act; or

●	I am a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1943; or

●	I am an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, registered pursuant to the laws of a state, or relying on exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

●	We are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of Five Million Dollars ($5,000,000); or

●	We are an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, savings and loan association, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of Five Million Dollars ($5,000,000) or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; or

●	We are a charitable organization described in Section 501(C)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets exceeding Five Million Dollars ($5,000,000); or

●	We are an entity in which all the equity owners are Accredited Investors; or

●	We are a trust with total assets in excess of Five Million Dollars ($5,000,000), that was not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Regulation D, section 230.506(b)(2)(ii); or

●	We are an entity, of a type not already listed, not formed for the specific purpose of acquiring the Shares, owning investments in excess of Five Million Dollars ($5,000,000); or

●	I am a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

●	I am a director, executive officer, or general partner of the Fund, or general partner of a general partner of the Fund; or

●	I am a natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940; or

●	We are a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, with assets under management in excess of Five Million Dollars ($5,000,000), that is not formed for the specific purpose of acquiring the Shares, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of the prospective investment; or

●	We are a “family client,” as defined in rule 202(a)(11)(G)-1, of a family office, whose prospective investment in the Fund is directed by such family office.

I declare that the information supplied above is true and correct and may be relied upon by the Fund.

6. SUBSCRIPTION FOR SHARES

(A)	The offer and sale of Shares in the Fund is being made pursuant to a private placement exemption provided in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, by means of a private placement memorandum dated April 1, 2022, as supplemented or amended (the “Memorandum”). Investor hereby irrevocably subscribes for and agrees to purchase Shares on the terms provided for herein and in the Memorandum, and is delivering the Investment Amount set forth in Section 1 above with this subscription agreement as payment for the Shares. The Investor agrees to and understands the terms and conditions upon which the Shares are being offered, including, without limitation, the risk factors referred to in the Memorandum.

(B)	Shares will be purchased and sold, and the Investor admitted as a shareholder of the Fund, when the Fund accepts the Investor’s subscription for Shares and payment for the Shares is received by the Fund (the “Closing”). The Closing will be as of such date (the “Closing Date”) as is specified by the Fund in a notice to the Investor whose subscription for Shares is accepted as of such Closing Date. Shares subscribed for herein shall not be deemed to be issued to, or owned by, the Investor prior to the Closing.

(C)	The Investor understands and agrees that the Fund has the right, to be exercised in its sole discretion, to accept or reject any subscription in whole or in part for a period of 30 days after receipt of the subscription. Any subscription not accepted within 30 days of receipt shall be deemed rejected. In the event of rejection of this subscription, this Subscription Agreement shall have no force or effect.

(D)	The effectiveness of this Subscription Agreement and the obligation of the Investor to be bound hereunder shall be subject to the satisfaction of the following conditions at Closing:

(1)	On the Closing Date, the Investor’s subscription hereunder shall be permitted by the laws and regulations of each jurisdiction to which the Investor is subject.

(2)	If on the Closing Date any of the conditions specified in this Subscription Agreement shall not have been fulfilled, the Investor shall, upon delivery of written notice to the Fund prior to the Closing Date, be relieved of all further obligations under this Subscription Agreement.

7. REPRESENTATIONS AND WARRANTIES OF INVESTOR

By executing the Subscription Agreement, Investor represents, warrants and agrees as follows:

(A)	The Investor will not sell or otherwise transfer the Shares, directly or indirectly, without the consent of the Fund (which consent may be withheld for any or no reason by the Fund in its sole and absolute discretion), without registration under the Securities Act or an exemption therefrom, and the Investor fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states of the United States or other jurisdictions in reliance on exemptions from such registration and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states of the United States or other jurisdictions or an exemption from such registration is available. The Investor understands that the Fund is not under any obligation to register the Shares on its behalf or to assist it in complying with any exemption from such registration under the Securities Act or otherwise. The Investor understands that there is no established market for the Shares and no public market for the Shares is likely to develop. It also understands that sales or transfers of the Shares are further restricted by the securities laws of the states of the United States and of other jurisdictions. The Fund may condition any consent on receipt from the Investor of an opinion of counsel and certificates, covenants, representations or warranties reasonably acceptable to the Fund. Any such transfer made without the consent of the Fund shall be void and shall not at any time have any force or effect.

(B)	The Investor has received and carefully read a copy of the Memorandum outlining, among other things, the organization and investment objectives and policies of, and the risks of an investment in, the Fund as well as the fees and conflicts of interest to which the Fund is subject. The Investor acknowledges that in making a decision to subscribe for Shares, the Investor has relied solely upon the Memorandum. The Investor agrees that the contents of the Memorandum and related documents is to be kept confidential and the Investor has not reproduced, duplicated or delivered the Memorandum or this Subscription Agreement to any other person, except to professional advisers of the Investor.

(C)	The Investor has been given the opportunity to ask questions of, and receive answers from, the Fund concerning the business to be conducted by the Fund and the terms and conditions of the offering and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum and other materials authorized by the Fund received from the Fund or the Investor’s Financial Advisor, including all Fund documents, records and books, or that which was otherwise provided in order for the Investor to evaluate the merits and risks of the purchase of Shares to the extent the Fund possesses such information or can acquire it without unreasonable efforts or expense, and has not relied on any offering literature except as mentioned herein or in the Memorandum.

(D)	The Investor has not been furnished with any oral or written representation in connection with the offering of the Shares which is not contained herein, in the Memorandum, or in other materials authorized by the Fund received from the Fund or the Investor’s Financial Advisor.

(E)	The Investor is not relying on the Fund with respect to individual tax and other economic considerations involved in this investment. Regarding the tax and other economic considerations related to this investment, the Investor has relied on the advice of, or has consulted with, only its own advisors. An Investor in the Fund who is a tax-exempt entity acknowledges that the Fund may generate unrelated business taxable income (“UBTI”) and that neither the Fund nor any of its affiliates will have any liability to such Investor by reason of the Fund generating UBTI.

(F)	The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Shares and is able to bear such risks, and has obtained, in the Investor’s judgment, sufficient information from the Investor’s Financial Advisor, the Fund or its authorized representatives to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Shares and has determined that the Shares are a suitable investment for the Investor.

(G)	The Investor has the financial ability to bear the economic risk of its investment in the Shares, has adequate means for providing for its current needs and personal or other contingencies and has no need for liquidity with respect to its investment in the Shares. The Investor has determined that it could bear a complete loss of this investment.

(H)	The Investor is acquiring the Shares subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part, no other Person has a direct or indirect ownership interest in the Shares other than as a stockholder in, partner or member of, or, if the Investor is a trust, beneficiary of, the Investor, and there are no put, call, or similar arrangements with respect to the Shares.

(I)	If the undersigned is, or is investing on behalf of, a tax-exempt entity (including an IRA), a qualified pension, profit sharing, or stock bonus plan or a tax-exempt educational organization, the undersigned represents that the undersigned and the Investor have each consulted with knowledgeable, independent tax and ERISA advisors in evaluating an investment in the Fund as a permissible and an appropriate investment after taking into consideration, among other factors, the diversification requirements of Section 404(a)(3) of ERISA and the illiquidity of the investment, and have concluded it is an appropriate investment under the plan documents, including that the investment will not result in a non exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code if applicable, and is consistent with any fiduciary obligations the undersigned and the governing body of such Investor may have under ERISA or other applicable law. The undersigned represents that it is independent of the Fund or any of its affiliates and that neither the undersigned nor the Investor is relying on any advice with respect to such matters from the Fund or its representatives or agents but, rather, has made an independent evaluation of the risks and benefits of such an investment. The Investor deliver to the Fund in writing all of the information that the Fund may request in order to avoid violations of any provision of ERISA or any other laws applicable to the Investor, and promptly will notify the Fund, in writing, of any change in the information so furnished.

(J)	The Investor agrees and is aware that:

(1)	no U.S. federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment;

(2)	there are substantial risks of loss of investment (including the risk of loss of the entire amount invested) incidental to the purchase of the Shares, including those summarized in the Memorandum;

(3)	any statements, estimates or projections that have been provided are forward-looking statements and are based on estimates and assumptions that may prove incorrect, and actual results could differ materially from forward-looking statements and targeted results; and

(4)	the Fund and its affiliates may provide similar services to investment funds in which the Investor will have no interest and there may be other potential conflicts as described in the Memorandum.

(K)	The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the organizational documents of the Investor. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same, or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

(L)	The Investor agrees to timely furnish additional information or documentation regarding its ownership structure and the Investor’s suitability if the Fund reasonably requests such information or documentation.

(M)	The Investor represents and covenants that (i) the Investor is not (1) identified on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of Specially Designated Nationals and Blocked Persons (the “SDN List”); (2) owned or controlled by or acting on behalf of any person or entity listed on the SDN List; (3) to the best of Investor’s knowledge, the target of any sanction, regulation, or law promulgated by OFAC or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, the “U.S. Sanctions Laws”) such that the entry into this Agreement or the performance of any of the transactions contemplated hereby would contravene such U.S. Sanctions Laws; or (4) to the best of Investor’s knowledge, owned or controlled by or acting on behalf of any person or entity that is the target of any U.S. Sanctions Laws such that the entry into this Agreement or the performance of any of the transactions contemplated hereby would contravene such U.S. Sanctions Laws; (ii) the monies used to fund the Investor’s investment in the Shares and/or Units have not been and will not be derived from or related to any illegal activities, including but not limited to, money laundering activities, and the proceeds from the Investor’s investment in the Shares will not be used to finance any illegal activities; and (iii) the acceptance of this Agreement, together with related payments, will not breach any applicable money laundering or related rules or regulations (including, without limitation, any statutes, rules or regulations in effect under the laws of the United States pertaining to prohibitions on money laundering or anti-terrorist financing or to transacting business or dealing in property that may be blocked or may belong to Specially Designated Nationals as those terms are used by OFAC).

(N)	Investor acknowledges and agrees that the Fund and its affiliates may release confidential information given by the Investor to the Fund about the Investor to regulatory or law enforcement authorities, if the Fund, in its sole and absolute discretion, determines that it is in the best interest of the Fund to do so, or to such parties as the Fund may deem advisable if it is called upon to establish the availability under any applicable law of an exemption from registration of the Shares or the Fund, to demonstrate compliance or to comply with any laws, rules or regulations to which the Fund or any other service provider providing services to any of the foregoing is or becomes subject, or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Fund is a party or by which it is or may be bound, or to lenders, attorneys, accountants, prospective Investors and service providers and other representatives or advisors in the ordinary course of business.

(O)	If the undersigned is acquiring the Shares in a fiduciary capacity: (i) the foregoing representations, warranties and agreements shall be deemed to have been made on behalf of the person or persons for whose benefit such Shares are being acquired; (ii) the name of such person or persons is indicated herein; and (iii) such further information as the Fund deems appropriate shall be furnished regarding such person or persons.

(P)	The Investor shall indemnify, defend and hold harmless the Fund and any of its managers, officers, employees, partners, agents, directors or controlling persons (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys’ fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned, including, without limitation, the information in this Subscription Agreement, or (ii) litigation or other proceeding brought by the undersigned against an Indemnified Party wherein the Indemnified Party is the prevailing party.

(Q)	The Investor agrees and is aware that the Fund, Wellings Capital Management, LLC (“Investment Advisor”), and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering of the Shares, and that the Fund and the Investment Adviser have financial interests associated with the purchase of the Shares, as described in the Memorandum, including fees, expense reimbursements and other payments they anticipate receiving from the Fund in connection with the purchase of the Shares.

(R)	The Investor acknowledges and agrees that all distributions made by the Fund in connection with the Investor’s Shares shall be made to the banking details provided by the Investor to the Fund through the Wellings Capital Investor Portal.

(S)	Investor understands and agrees that while the Fund will use its best efforts to release to each Investor a Schedule K-1 by March 15 each year, delivery of Schedules K-1 may be delayed, and such Investor may need to obtain extensions for the filing of their own tax returns.

(T)	The foregoing representations, warranties and agreements shall survive the Closing and the termination of the Fund. The Investor agrees to notify the Fund of any changes prior to Closing.

I declare that the information supplied above is true and correct and may be relied upon by the Fund.

8. MISCELLANEOUS

(A)	This Subscription Agreement, and the documents referenced in this Subscription Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous understandings, representations, warranties or agreements (whether oral or written) and may be amended only by a writing executed by all parties.

(B)	This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of law or choice of law rules.

(C)	All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Fund at 14805 Forest Road, Suite 203, Forest, VA 24551 Attn: Emmerson Colasanto, and to the undersigned at the address set forth in this Subscription Agreement.

(D)	Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of the electronic signature requested herein include your execution of both this Subscription Agreement in a single signature block. By typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a security hash within an SSL encrypted environment, you will have accepted and agreed, without reservation, to all of the terms and conditions contained within this Subscription Agreement and the Memorandum. Your electronically signed Agreements will be stored by the Fund in such a manner that the Fund can access them at any time.

(E)	You hereby consent and agree that the electronic signature below constitutes your signature, acceptance and agreement of both the Subscription Agreement as if each of these documents were actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Fund. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement and the Memorandum shall be legally binding and that such transaction has been authorized by you. You agree that your electronic signature below is the legal equivalent of your manual signature on this Subscription Agreement and that you consent to be legally bound by terms and conditions of such Agreements.

(F)	Furthermore, you hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and/or future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the vesting information below or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients’ email service provider, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire. Your consent is hereby given: By signing this Subscription Agreement, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement, as well as ongoing disclosures, communications and notices.

9. SUBSCRIBER SIGNATURE TO SUBSCRIPTION AGREEMENT

(A)	The Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to admit you as a Shareholder of the Fund. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Fund may also ask to see other identifying documents. If you do not provide the information, the Fund may not be able to admit you as a Shareholder of the Fund. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If the Fund is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Fund believes it has identified potentially criminal activity, the Fund reserves the right to take action as it deems appropriate, which may include removing you as a Shareholder.

(B)	IN WITNESS WHEREOF, intending to irrevocably bind the undersigned and the personal representatives, successors, and assigns of the undersigned, by signing below on the date indicated, the undersigned hereby executes, adopts and agrees to be bound by all of the terms, conditions, representations, and agreements of this Subscription Agreement and is delivering with this Subscription Agreement the Investment Amount set forth in Section 1 above as payment for the Shares.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The Investor signing below, under penalties of perjury, certifies that: (i) the number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. person (including a resident alien).

NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require consent to any provision of this document other than the certifications required to avoid backup withholding.

X		X
Signature of Investor	Date	Signature of Co-Investor or Custodian If applicable.)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

Return to:

Wellings Real Estate Income Fund

14805 Forest Road, Suite 203

Forest, VA 24551

Attn: Emmerson Colasanto

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